Platts 3rd Annual Midstream
Development & Management
Conference

May 20, 2010
NASDAQ: CPNO

Disclaimer
Statements made by representatives of Copano Energy, L.L.C. (“Copano”) during this presentation will include “forward-looking statements,” as defined in the federal securities laws. All statements that address activities, events or developments that Copano believes will or may occur in the future are forward-looking statements. Underlying these statements are assumptions made by Copano’s management based on their experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances.
Whether future results and developments will conform to Copano’s expectations is subject to a number of risks and uncertainties, many of which are beyond Copano’s control. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, then Copano’s actual results may differ materially from those implied or expressed by forward-looking statements made during this presentation. These risks and uncertainties include the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to complete any pending acquisitions and integrate any acquired assets or operations; Copano’s ability to continue to obtain new sources of natural gas supply; the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies; Copano’s ability to retain key customers; the availability of local, intrastate and interstate transportation systems and other facilities to transport natural gas and natural gas liquids;
Copano’s ability to access sources of liquidity when needed and to obtain additional financing, if necessary, on acceptable terms; the effectiveness of Copano’s hedging program; unanticipated environmental or other liability; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in the Risk Factors sections of Copano’s annual and quarterly reports filed with the Securities and
Exchange Commission.
Copano undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events.

Introduction to Copano
  Independent midstream company founded in 1992
 ■ Best in class service to customers
 ■ Entrepreneurial approach
 ■ Focus on long-term accretive growth
  Provides midstream services in multiple producing areas through three operating segments
 ■ Texas
 ● South Texas conventional and Eagle Ford Shale
 ● North Texas Barnett Shale Combo play
 ■ Central and Eastern Oklahoma
 ● Conventional, Hunton De-Watering play and Woodford Shale
 ■ Rocky Mountains
 ● Powder River Basin

Key Metrics
  Service throughput volumes approximate 1.8 Bcf/d of natural gas(1)
  Approximately 6,700 miles of active pipelines
  8 natural gas processing plants with over 1.1 Bcf/d of combined processing capacity
  One NGL fractionation facility with total capacity of 22,000 Bbls/d
  Equity market cap: $1.6 billion(2)
  Enterprise value: $2.3 billion(2)

  Based on 1Q 2010 results. Includes unconsolidated affiliates.
  As of May 18, 2010.

Economics of Drilling Critical - Producers
and Midstream
  Recession of 2008 hit gas demand
  Gas prices in $3 - $4 range
  Expectations for slow recovery of prices and economy
  Drilling focused on low cost production plays
  Shale plays are focus of drilling

Shale Play Breakeven Economics

Source: Ross Smith Energy Group, Ltd (September 4, 2009)

Shale Play Considerations
  Impact of commodity prices to producer’s economics
  Access to infrastructure and markets
  Land and geography
  Regulatory regime

Commodity Prices - Uplift of Liquids

Commodity Prices - NGL Uplift

Prices as of 5/18/10
  Full value prior to deduction of Copano’s margin. Excludes value of condensate and crude oil recovered by the producer at the wellhead.
  Implied NGL prices are based on a six-year historical regression analysis.
  Assumes 4.6 GPM gas with a Btu factor of 1.16 processed at indicative processing facility, and field fuel of 2.62%.
  Assumes unprocessed gas with a Btu factor of 1.0 and field fuel of 3%.

Infrastructure and Markets
  Gas pipelines
  Processing
  Liquids handling (transportation and fractionation)
  Proximity to market - distance and basis considerations

Eagle Ford Play

Geographical Considerations
  Rights-of-way
 ■ Number of landowners
 ■ Costs
 ■ Higher acquisition risks
 ■ Condemnation issues
  Topography
 ■ River crossings
 ■ Terrain
 ■ Access to roads
  Weather
 ■ Construction window
 ■ Equipment protection

Regulatory and Political Considerations
  Environmental
 ■ Endangered species
 ■ Water resource access and disposal (well fracturing)
 ■ Air quality
 ■ Noise
  Permitting
 ■ Lead time
 ■ Regulatory hurdles
  Political climate
 ■ Taxing authority
 ■ Public sentiment

Eagle Ford Advantages
  Substantial infrastructure exists today
  Rich gas and condensate/crude provide drilling incentive to producers
  Significant demand for natural gas and NGLs in southeast Texas
  Historically fewer land-related issues (leasing and ROW)
  Lower construction costs relative to many other places (topography and development)
  Regulatory environment is conducive to energy development

Copano’s Houston Central Complex
  700 MMcf/d of processing capacity
 ■ 200 MMcf/d of readily available expansion capacity with further expansions feasible
  Newly commissioned 22,000 BPD fractionator
 ■ Ability to further expand fractionation facility

Copano’s Houston Central Complex
  Purity ethane and propane pipelines provide NGL transportation to market
 ■ Ability to expand purity product line capacities
 ■ Truck loading racks for iso-butane and normal butane
  Multiple residue markets including two interstate pipelines, two intrastate pipelines and ability to add additional interstate interconnects
 ■ Proximity to market (HSC) results in better natural gas pricing to producers

Contact Information
Jim Wade
Copano Energy - Texas
President
jim.wade@copanoenergy.com

Brian Eckhart
Copano Energy - Texas
Senior Vice President, Supply and
Transportation
brian.eckhart@copanoenergy.com